EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                             AS OF JANUARY 1, 1996

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------
TRU, Inc.                                       Delaware
Geoffrey, Inc.                                  Delaware
Toys "R" Us-NY Holdings, Inc.                   Delaware
Toys "R" Us-Ohio, Inc.                          Delaware
Toys "R" Us-Delaware, Inc.                      Delaware
KRU, Inc.                                       Delaware
TRU Mass. Properties, Inc.                      Delaware
TRU Ohio Properties, Inc.                       Delaware
TRU Penn. Properties, Inc.                      Delaware
TRU Properties, Inc.                            Delaware
Toys "R" Us-Mass., Inc.                         Massachusetts
ABG Corp.                                       Nevada
Toys "R" Us-NYTEX, Inc.                         New York
Toys "R" Us-N.Y. Limited Partnership            New York
Toys "R" Us-Penn., Inc.                         Pennsylvania
TRU of Puerto Rico, Inc.                        Puerto Rico
Toys "R" Us-Texas, Inc.                         Texas
TRU (Vermont), Inc.                             Vermont
Toys "R" Us (Australia) Pty, Ltd.               Australia
Toys "R" Us Handelsgesellschaft m.b.H.          Austria
TRU (Barbados), Ltd.                            Barbados
Toys "R" Us-Belgium, N.V.                       Belgium
Toys "R" Us (Canada) Ltd.                       Ontario, Canada
TRU (NRO) Investments Ltd.                      Alberta, Canada
TRU (NRO) II Investments Ltd.                   Alberta, Canada
TRU (NRO) III Investments Ltd.                  Alberta, Canada
Toys "R" Us A/S                                 Denmark
Toys "R" Us S.A.R.L.                            France
Toys "R" Us GmbH                                Germany
Toys "R" Us Operations GmbH                     Germany
Toys "R" Us Logistik GmbH                       Germany
Toys "R" Us Service GmbH                        Germany
TRU (HK) Limited                                Hong Kong
Toys "R" Us Asis Limited                        Hong Kong
Toys "R" Us S.r.l.                              Italy
Toys "R" Us-Japan Ltd.*                         Japan
Toys "R" Us (Malaysia) SDN. BHN.**              Malaysia
Toys "R" Us (Mexico), S.A. de C.V.              Mexico
TRU (Netherlands) B.V.                          Netherlands
Toys "R" Us (Netherlands) B.V.                  Netherlands
Toys R Us Portugal, Limitada                    Portugal
Toys "R" Us-Singapore (Pte) Limited             Singapore
Toys R Us, Iberia, S.A.                         Spain
Toys "R" Us, Aktiebolag                         Sweden
TRU Toys R Us AG                                Switzerland
TRU AG                                          Switzerland
Toys "R" Us Limited                             United Kingdom
Toys "R" Us Holdings PLC                        United Kingdom
Toys "R" Us Properties Limited                  United Kingdom

Other subsidiaries are omitted because considered in the aggregate such subsidiaries would not constitute a significant subsidiary.

*     80% owned
**    60% owned